Exhibit 99.1
Intel Corporation 2200 Mission College Blvd. Santa Clara, CA 95054-1549

Intel Announces Leadership Changes

SANTA CLARA, Calif., July 2, 2015 – Today Intel Corporation's CEO, Brian Krzanich, announced a series of leadership and organizational changes in a message to employees.

Intel President Renée James informed the board that she will be stepping down as President of Intel to pursue an external CEO role. She has agreed to stay at Intel until January in order to transition the Executive Office. In connection with today's news, James today distributed an employee message about her plans.

In addition, other leadership and organizational changes that are being made to streamline operations and better position Intel for growth include:

Arvind Sodhani, President of Intel Capital, will retire in January after a distinguished 35-year career with the company. President of Mergers and Acquisitions Wendell Brooks will take an expanded role to also become President of Intel Capital. Merging these teams under one leader will allow clear focus across all investment opportunities for Intel.

On July 1, the Intel Security organization – formerly the independent McAfee division – was formally integrated into Intel operations under the leadership of General Manager Chris Young. This integration will deliver better technologies for our customers and more effective operations that enable Intel Security to advance the state of security across the industry.

Intel Communication and Devices Group General Manager Aicha Evans has been elevated to the company's Management Committee, reflecting the leadership role she plays across Intel's business and the importance of communication and mobility to the company's growth strategy and product portfolio.

Josh Walden, General Manager of Intel's New Technology Group, now leads all product and research teams that create and deploy new technology categories, such as interactive computing devices, perceptual computing and wearable devices. He is responsible for expanding the power of Moore's Law into entirely new categories.

Associated with these changes, Intel executives Hermann Eul and Mike Bell will leave the company after a transition period.

"We are aligning our leadership structure to continue to become more efficient in order to deliver the benefits of our strategy even faster than before," said Krzanich.

"Over the past 28 years, Renée has contributed immeasurably to Intel," he continued. "On behalf of the Board and management team, we sincerely thank Renée for her tireless efforts toward building the business that we have today, and we fully support her in this decision."

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CONTACTS:	Laura Anderson Intel Media Relations 480-552-9020 laura.m.anderson@intel.com	Bhargavi Wadhwa Intel Investor Relations 408-765-6469 bhargavi.wadhwa@intel.com

Brian Krzanich's Message to Employees  (as referenced in the press release)

Leadership Changes Employee Email

Subject: Leadership and organizational changes

Intel Team:

Today we are announcing a set of leadership and organizational changes that streamline decision-making and increase velocity at Intel, two principles that have guided my organizational decisions since day one as CEO. I want to share my thoughts with you about these changes and what they mean to Intel's future.

First, some context. As you know, our mission is to utilize the power of Moore's Law to bring smart, connected devices to every person on Earth. We are executing our strategy well, making bolder moves and moving faster. I want to mention a few examples.

To speed product development in the client segment, we merged the tablet and long-term agreement phone teams with the PC Client Group to form the Client Computing Group, under Kirk Skaugen's leadership. To build better platforms and propagate SoFIA architectures, we integrated the modem groups, the China Platform Engineering Group (PEG) and Wireless Platform R&D teams under a single Intel Communication & Devices Group, led by General Manager Aicha Evans. Together these changes enabled us to present a unified voice to our client customers, get products to market faster, and bring better IP reuse and integration across our client platforms.

In addition, we unified the worldwide Platform Engineering Group (PEG) under Amir Faintuch as its sole leader. Since its creation, PEG has made great progress in identifying new ways to enable silicon designs to outdo what's been done before, from low-cost devices to high-performance servers. This organization has introduced fundamental changes to how we develop products with greater integration and speed.

We also formed the New Technologies Group (NTG) under Josh Walden. NTG aligns the work of Intel Labs, Perceptual Computing Group, New Business Initiatives organization and New Devices Group, providing a singular and strong focus on the emerging breadth of applications enabled by Moore's Law.

Today I am announcing additional changes that continue our drive for velocity and streamlined decision-making.

First, I'd like to share that Renée James has decided to step down as Intel's President in January to pursue a CEO role outside of the company. While we are sorry to see her go, Andy Bryant, the Board of Directors and I fully support her in this decision and we respect her goals. Renée has graciously agreed to stay with us through the end of the year.

Over the past 28 years, Renée has contributed immeasurably to Intel, and on behalf of the Board and management team we sincerely thank her for her tireless efforts toward building the business that we have today.

Two years ago, Renée signed on in the role of President to help me set up the Executive Office and develop and drive our strategy. Renée's work as President has helped to prepare Intel for even greater success in the future. She has helped me move Intel forward with a clear strategy, new external talent and an intensive focus on diversity and leadership. Her transition work in the coming months will include transferring many key relationships and helping to reallocate her functions and initiatives.

The Technology and Manufacturing Group led by Bill Holt and Sohail Ahmed, and Human Resources, led by Richard Taylor, will now report to me. These areas represent significant competitive advantages for Intel as we continue to attract and develop amazing talent to drive Moore's Law. The remainder of Renée's direct reports will transition to other organizations, as noted in her message to Intel.

After a distinguished and memorable 35-year career at Intel, Intel Capital President Arvind Sodhani has decided to retire in January. Arvind transformed Intel Capital into the most successful technology venture capital group in the world, investing over $4 billion in more than 600 innovative technology startups.  We look forward to celebrating Arvind's retirement with him later this year.

As a result of Arvind's retirement, I am merging the Mergers and Acquisitions and Strategic Transactions Group with the Intel Capital organization under one leader to allow clear focus across all investment opportunities for Intel and our ecosystem.  Wendell Brooks will lead this merged group. Arvind and Wendell will continue to manage their respective teams until September, when the merged group will be jointly managed under Arvind and Wendell until Arvind's retirement.

Finally, there are two aspects of our business that must be integrated across Intel's product portfolio and platforms: security and communications.

On July 1, the Intel Security organization—formerly the independent McAfee division—was formally integrated into Intel operations under Chris Young's leadership. This integration will deliver better technologies for our customers and more effective operations that enable Intel Security to advance the state of security across the industry.

As the world becomes increasingly smart and connected, we must continue to expand our wireless communications innovations across all Intel compute platforms.  Effective immediately, Aicha Evans will join Intel's Management Committee (MCM). Her appointment is a reflection of the role that communications plays across Intel's product portfolio and platforms.

In addition to these changes, I have two other transitions to announce.

Having successfully led both our Mobile & Communications Group and the New Devices Group that is now part of NTG, Mike Bell has decided to retire from Intel later this year. Mike's leadership help put Intel on the map in wearable technology, forging new relationships with top global brands.  I am grateful to Mike for bringing vision and passion to his work, to his team and to Intel.

For a number of months, Hermann Eul has worked closely with Kirk to merge the Mobile & Communications and Client Computing groups. As the transition is now complete, Hermann will pursue opportunities outside of Intel when his contract expires in 2016. Since joining Intel to lead the transition of the Infineon Wireless team, Hermann has led many organizations through change and contributed in numerous ways to Intel's success. Throughout his Intel career, Hermann has been a role model leader exemplifying the highest degrees of integrity, commitment and "Intel First" in everything he did. Please join me in thanking Hermann for his many contributions and wishing him well in his future endeavors.

I know management changes can be distracting, but it is critical that we remain focused on what we do best: delivering amazing products and experiences to our customers.  We will take some time to talk through these changes and to answer your questions at the July 15th Business Update Meeting.

I firmly believe that it is this collective team—Intel employees around the world—that makes our mission a reality. Thank you. Let's keep our momentum going strong.

Brian